UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 286 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2022, Minerva Neurosciences, Inc. (the “Company”) received a deficiency letter (the “Nasdaq Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price of the Company’s shares of common stock, $0.0001 par value per share (“Common Stock”), has not been maintained at the minimum required closing bid price of at least $1.00 per share, as required for continued listing on the Nasdaq Global Market.

The Nasdaq Letter does not result in the immediate delisting of the Company’s Common Stock, and the Company’s Common Stock will continue to trade uninterrupted on the Nasdaq Global Market under the symbol “NERV.”

In accordance with the listing rules of Nasdaq, the Company has been given 180 calendar days, or until July 11, 2022, to regain compliance with the minimum bid price requirement. If at any time before July 11, 2022, the closing bid price of the Company’s Common Stock is at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide written notification to the Company that it complies with the minimum bid price requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Geoffrey Race
Name:	Geoffrey Race
Title:	President

Date:    January 18, 2022